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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      FEBRUARY 8, 2005 (FEBRUARY 3, 2005)

                  BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT
                                    FUND I LP
             (Exact Name of Registrant as Specified in Its Charter)

            TEXAS                   333-100126                 71-0897613
(State or other jurisdiction of    (Commission              (I.R.S. Employer
incorporation or organization)     File Number)            Identification No.)


                 15601 DALLAS PARKWAY, SUITE 600, ADDISON, TEXAS
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                          (866) 655-1610 (Registrant's
                     telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 3, 2005, Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Registrant") entered into a contract to purchase an office building located at 2800 Mockingbird Lane in Dallas, Texas (the "2800 Mockingbird Property") from William D. Oates and Marilyn Oates (collectively the "Sellers"). The Sellers are not affiliated with the Registrant. The 2800 Mockingbird Property is a single-story office building containing approximately 73,349 rentable square feet located on approximately 3.97 acres of land. The contract purchase price for the 2800 Mockingbird Property is $6,350,000, excluding closing costs. The Registrant intends to use proceeds from its public offering of limited partnership units to pay the full amount of the purchase price and closing costs. An earnest money deposit of $50,000 was made by the Registrant on February 3, 2005, and an additional earnest money deposit of $150,000 is required to be paid on or before February 25, 2005.

        The consummation of the purchase of the 2800 Mockingbird Property is subject to substantial conditions. The Registrant's decision to consummate the acquisition of the 2800 Mockingbird Property will generally depend upon:

        o the satisfaction of the conditions to the acquisition contained in the relevant contracts;
        o no material adverse change occurring relating to the property or in the local economic conditions;
        o the Registrant's receipt of sufficient net proceeds from the offering of its limited partnership units to the public; and
        o the Registrant's receipt of satisfactory due diligence information including appraisals and environmental reports.

        Other properties may be identified in the future that the Registrant may acquire before or instead of the 2800 Mockingbird Property. At the time of this filing, the Registrant cannot make any assurances that the closing of this acquisition is probable.

        In evaluating the 2800 Mockingbird Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, the Registrant has considered a variety of factors including overall valuation of net rental income, location, demographics, quality of its tenant, length of its lease, price per square foot, occupancy and the fact that overall rental rates at this property are comparable to market rates. The Registrant believes that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. The 2800 Mockingbird Property will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. The Registrant did not consider any other factors materially relevant to its decision to acquire this property.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

        (C) EXHIBITS.

        The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

        99.1 Purchase and Sale Agreement by and between William D. Oates and Marilyn Oates and Behringer Harvard Mid-Term Value Enhancement Fund I LP dated February 3, 2005.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                        BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

                                By:       Behringer Harvard Advisors I LP
                                          Co-General Partner



Dated:  February 8, 2005        By:       /s/ Gary S. Bresky
                                          ----------------------------------
                                          Gary S. Bresky
                                          Chief Financial Officer and Treasurer


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